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Exhibit 10.2

                                  STOCK OPTION

                                    AGREEMENT

                           (2004 Stock Incentive Plan)

      THIS AGREEMENT, entered into as of the Agreement Date (as defined in Paragraph 1), by and between the Participant and ShopKo Stores, Inc. (the "Company");

                                WITNESSETH THAT:

      WHEREAS, the Company maintains the ShopKo Stores, Inc. 2004 Stock Incentive Plan (the "Plan"), which is incorporated into and forms a part of this Agreement, and the Participant has been selected by the committee administering the Plan (the "Committee") to receive a Non-Qualified Stock Option Award under the Plan;

      NOW, THEREFORE, IT IS AGREED, by and between the Company and the Participant, as follows:

      1. Terms of Award. The following terms used in this Agreement shall have the meanings set forth in this Paragraph 1:

            a.    The "Participant" is ____________________.

            b.    The "Agreement Date" is _________________.

            c.    The number of "Covered Shares" shall be _____ shares of Stock.

            d.    The "Exercise Price" is $_______ per share.

Other capitalized terms used in this Agreement are defined in Paragraph 8 or elsewhere in this Agreement.

      2. Award and Exercise Price. The Participant is hereby granted an option (the "Option") to purchase the number of Covered Shares of Stock at the Exercise Price per share as set forth in Paragraph 1. The Option is not intended to constitute an "incentive stock option" as that term is used in Code section 422.

      3. Exercisability of Option. So long as the Participant's Date of Termination shall not have occurred, the Option shall become exercisable according to the following schedule:

                                                          Percentage of Covered Shares Becoming
Anniversaries of the Agreement Date                              Exercisable on Such Date
-----------------------------------                              ------------------------
     _________, 200_                                                     33 1/3%
     _________, 200_                                                     33 1/3%
     _________, 200_                                                     33 1/3%

Exercisability under this schedule is cumulative, and after the Option becomes exercisable with respect to any portion of full Covered Shares, it shall continue to be exercisable with respect to that portion of the Covered Shares until the Option expires. Notwithstanding the foregoing provisions of this Paragraph 3, the Option shall become exercisable with respect to all of the Covered Shares as follows:

      a. The Option shall become fully exercisable upon the date of the Participant's Date of Termination by reason of the Participant's death or Disability.

      b. The Option shall become fully exercisable upon a Change of Control if the Participant's Date of Termination does not occur before the Change of Control.

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      4. Expiration. The Option shall not be exercisable on or after the
Expiration Date. The "Expiration Date" shall be earliest to occur of:

      a.    the tenth anniversary of the Agreement Date;

      b. if the Participant's Date of Termination occurs by reason of death or Disability, the first anniversary of such Date of Termination;

      c. if the Participants' Date of Termination occurs by reason of Retirement, the second anniversary of such Date of Termination; or

      d. if the Participant's Date of Termination occurs for reasons other than death, Disability, or Retirement, the 90 day anniversary of such Date of Termination.

If the Participant's Date of Termination occurs by reason of death, or if the Participant dies after the Date of Termination and prior to the occurrence of the Expiration Date, then, notwithstanding the foregoing, the Expiration Date shall be the first anniversary of the date of death.

      5. Method of Option Exercise. The Option may be exercised in whole or in part, but with respect to a whole number of shares only, by filing a written notice with the Secretary of the Company at its corporate headquarters prior to the Expiration Date. Such notice shall specify the whole number of shares of Stock which the Participant elects to purchase, and shall be accompanied by payment of the Exercise Price for such shares of Stock indicated by the Participant's election. Payment shall be by cash or by check payable to the Company. Except as otherwise provided by the Committee before the Option is exercised: (i) all or a portion of the Exercise Price may be paid by the Participant by delivery of previously-owned shares of Stock which are mature as determined by applicable Internal Revenue Service and accounting rules and regulations and acceptable to the Committee and having an aggregate Fair Market Value (valued as of the date of exercise) that is equal to the amount of cash that would otherwise be required; or (ii) the Participant may pay the Exercise Price by authorizing a third party to sell shares of Stock (or a sufficient portion of the shares) acquired upon exercise of the Option and remit to the Company a sufficient portion of the sale proceeds to pay the entire Exercise Price and any tax withholding resulting from such exercise.

      6. Withholding. All distributions under this Agreement are subject to withholding of all applicable taxes. At the election of the Participant, and subject to such rules as may be established by the Committee, such withholding obligations may be satisfied through the surrender of shares of Stock which the Participant already owns, or to which the Participant is otherwise entitled under the Plan.

      7. Transferability. Except as otherwise provided in this Paragraph 7, the Option is not transferable other than as designated by the Participant by will or by the laws of descent and distribution, and during the Participant's life, may be exercised only by the Participant.

      8. Definitions. For purposes of this Agreement, the terms listed below shall be defined as follows:

      a. Change of Control. The term "Change of Control" shall mean any of the following events:

            (1) the acquisition by an individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (i) the then outstanding shares of Common Stock of the Company (the "Outstanding Company Common Stock") or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that for purposes of this subsection (1), the following acquisitions shall not constitute a Change of Control: (i) any acquisition directly from the Company, (ii) any acquisition by the Company, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, (iv) any acquisition by any corporation pursuant to a transaction which complies with clauses (i),
      (ii) and (iii) of subsection (3) below, or (v) any acquisition of 20% or more but less than a majority of either the Outstanding Company Common

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      Stock or the Outstanding Company Voting Securities by any individual, entity or group if at least a majority of the members of the Board of Directors of the Company were members of the Incumbent Board, as defined below, at the time of such acquisition; or

            (2) individuals who, as of the date hereof, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then constituting the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board; or

            (3) consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company for which approval of the shareholders of the Company is required (a "Business Combination"), in each case, unless, immediately following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be and (ii) at least a majority of the members of the Board of Directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

            (4) approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

      b. Date of Termination. The Participant's "Date of Termination" shall be the first day occurring on or after the Agreement Date on which the Participant's employment with the Company and all Related Companies terminates for any reason; provided that a termination of employment shall not be deemed to occur by reason of a transfer of the Participant between the Company and a Related Company or between two Related Companies; and further provided that the Participant's employment shall not be considered terminated while the Participant is on a leave of absence from the Company or a Related Company approved by the Participant's employer. If, as a result of a sale or other transaction, the Participant's employer ceases to be a Related Company (and the Participant's employer is or becomes an entity that is separate from the Company), the occurrence of such transaction shall be treated as the Participant's Date of Termination caused by the Participant being discharged by the employer.

      c. Disability. "Disability" is as defined in the Company's long-term disability plan as in effect at the time disability is being determined.

      d. Retirement. "Retirement" of the Participant shall mean the occurrence of the Participant's Date of Termination after age 55 with ten (10) or more years of service with the Company or a Related Company, or if the Committee consents at the time employment terminates, the Participant's Date of Termination after age 55 regardless of the number of years of service with the Company.

      e. Plan Definitions. Except where the context clearly implies or indicates the contrary, capitalized terms not defined herein shall have the meanings specified in the Plan.

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      9. Heirs and Successors. This Agreement shall be binding upon, and inure to the benefit of, the Company and its successors and assigns, and upon any person acquiring, whether by merger, consolidation, purchase of assets or otherwise, all or substantially all of the Company's assets and business. In the event of the Participant's death prior to exercise of this Award, the Award may be exercised by the estate of the Participant to the extent such exercise is otherwise permitted by the Agreement. Subject to the terms of the Plan, any benefits distributable to the Participant under this Agreement that are not paid at the time of the Participant's death shall be paid at the time and in the form determined in accordance with the provisions of this Agreement and the Plan, to the beneficiary designated by the Participant in writing filed with the Committee in such form and at such time as the Committee shall require. If a deceased Participant fails to designate a beneficiary, or if the designated beneficiary of the deceased Participant dies before the Participant or before complete payment of the amounts distributable under this Agreement, the amounts to be paid under this Agreement shall be paid to the legal representative or representatives of the estate of the last to die of the Participant and the beneficiary.

      10. Administration. The authority to manage and control the operation and administration of this Agreement shall be vested in the Committee, and the Committee shall have all powers with respect to this Agreement as it has with respect to the Plan. Any interpretation of the Agreement by the Committee and any decision made by it with respect to the Agreement is final and binding.

      11. Agreement Subject to Plan. Notwithstanding anything in this Agreement to the contrary, the terms of this Agreement shall be subject to the terms of the Plan, a copy of which may be obtained by the Participant from the office of the Secretary of the Company. In the event of any inconsistency between the terms of this Agreement and the terms of the Plan, the terms of the Plan shall control.

      12. Amendment. This Agreement may be amended as described in the Plan, or by written Agreement of the Participant and the Company, without the consent of any other person.

      IN WITNESS WHEREOF, the Participant has executed this Agreement, and the Company has caused these presents to be executed in its name and on its behalf, all as of the Agreement Date.

                                         Participant:

                                         _______________________________________

                                         SHOPKO STORES, INC.

                                         By: ___________________________________
                                             Peter G. Vandenhouten
                                         Its: Secretary

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